Exhibit 2.1

                          ARTICLES OF SHARE EXCHANGE OF
                  SOUTHERN HERITAGE BANK (CONTROL NO. 0361739)
            SOUTHERN HERITAGE BANCSHARES, INC. (CONTROL NO. 0466661)

         Pursuant to the provisions of Sections 45-2-1314 and 48-21-101 et seq. of the Tennessee Code Annotated, the undersigned corporations adopt the following Articles of Share Exchange.

      1. The attached Plan of Share Exchange was approved by each of the undersigned corporations in the manner prescribed by the Tennessee Business Corporation Act and the Tennessee Banking Act.

      2. As to Southern Heritage Bank, the Plan was duly adopted, as required, at a meeting of the shareholders on May 20, 2004.

      3. As to Southern Heritage Bancshares, Inc., the Plan was duly adopted, as required, at a meeting of the shareholders on April 15, 2004.

      4.      These Articles are effective August 31, 2004.

Dated: August 23, 2004


                                            SOUTHERN HERITAGE BANK


                                            By: /S/ J. Lee Stewart
                                               ---------------------------------
                                               J. Lee Stewart, President


                                            SOUTHERN HERITAGE BANCSHARES, INC.


                                            By: /s/ J. Lee Stewart
                                               ---------------------------------
                                               J. Lee Stewart, President